As filed with the Securities and Exchange Commission on May 28, 1998
                                                   Registration No._____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                           COLUMBIA SPORTSWEAR COMPANY
             (Exact name of registrant as specified in its charter)

                                ---------------

             OREGON                                        93-0498284
  (State or other jurisdiction                            (IRS Employer
of incorporation or organization)                       Identification No.)
     6600 North Baltimore
       Portland, Oregon                                       97203
     (Address of Principal                                  (Zip Code)
      Executive Offices)

                                ---------------

                           Columbia Sportswear Company
                            1997 Stock Incentive Plan
                              (Full title of plan)

                               Patrick D. Anderson
                             Chief Financial Officer
                           Columbia Sportswear Company
                              6600 North Baltimore
                               Portland, OR 97203
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 286-3676

                                    Copy to:

                                Stephen E. Babson
                                Robert J. Moorman
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                    Proposed      Proposed            Amount
                                                    Maximum       Maximum             of
                             Amount                 Offering      Aggregate           Regis-
Title of Securities          to Be                  Price Per     Offering            tration
to Be Registered             Registered(1)          Share(1)      Price(1)            Fee
-------------------          -------------          ---------     ---------           -------
Common Stock                 2,500,000 Shares       $19.625       $41,133,136.80      $12,134.28
------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 1,202,274 shares are subject to options with an aggregate exercise price of $16,800,774.30.
     The calculation of the registration fee for the remaining 1,297,726 shares is based on $18.75, which was the average of the high and low prices of the Common Stock on May 26, 1998 as reported in The Wall Street Journal for
     Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ----------------------------------------

          The following documents filed by Columbia Sportswear Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          --------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          Article IV of the Company's Second Amended and Restated Articles of Incorporation (the "Articles") requires indemnification of current or former directors of the Company to the fullest extent not prohibited by the Oregon Business Corporation Act (the "Act"). The Act permits or requires indemnification of directors and officers in certain circumstances. The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of the Company), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

          (b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          (e) The Company may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The Company has entered into indemnification agreements with each of the Company's directors pursuant to which the Company has agreed to indemnify each director to the maximum extent available under the Act, provided that the Board of Directors determines that the director seeking indemnification has met the applicable standards of conduct.

     The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

          Not Applicable.

Item 8.   Exhibits.
          ---------

          4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-43199 (the "S-1").

          4.2  1998 Restated Bylaws of the Company (incorporated by reference to
               Exhibit 3.2 to the S-1.)

          5.1  Opinion of Stoel Rives LLP.

          23.1 Consent of Deloitte & Touche LLP.

          23.2 Consent of Stoel Rives LLP (included in Exhibit 5.1).

          24.1 Powers of Attorney.

Item 9.   Undertakings.
          -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 28, 1998.


                                       COLUMBIA SPORTSWEAR COMPANY



                                       By: PATRICK D. ANDERSON
                                           -------------------------------------
                                           Patrick D. Anderson
                                           Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of May, 1998.


Signature                                            Title
---------                                            -----


* TIMOTHY P. BOYLE                     President, Chief Executive Officer,
----------------------------------     Treasurer, Secretary and Director
  Timothy P. Boyle                     (Principal Executive Officer)


  PATRICK D. ANDERSON                  Chief Financial Officer
----------------------------------     (Principal Financial and Accounting
  Patrick D. Anderson                  Officer)


* GERTRUDE BOYLE                       Director
----------------------------------
  Gertrude Boyle


* SARAH BANY                           Director
----------------------------------
  Sarah Bany


* MURRAY R. ALBERS                     Director
----------------------------------
  Murray R. Albers


* EDWARD S. GEORGE                     Director
----------------------------------
  Edward S. George


* JOHN STANTON                         Director
----------------------------------
  John Stanton


         *By: PATRICK D. ANDERSON
              -------------------------------------
              Patrick D. Anderson, Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit
    Number         Document Description
    ------         --------------------

     4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-43199 (the "S-1").

     4.2 1998 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the S-1.)

     5.1           Opinion of Stoel Rives LLP.

     23.1          Consent of Deloitte & Touche LLP.

     23.2          Consent of Stoel Rives LLP (included in Exhibit 5.1).

     24.1          Powers of Attorney.